Exhibit 99.1

Motorola Targets First Quarter 2011 to Separate into Two Independent, Publicly Traded Companies

Mobile Devices and Home Businesses Target Growth Opportunities from Convergence of Mobility, Media and the Internet

Enterprise Mobility Solutions and Networks Businesses to Focus on Mission - and Business - Critical Solutions for Enterprise, Government and Wireless Operators

Company to Host Conference Call Today at 5:00 p.m. ET

SCHAUMBURG, Ill., February 11, 2010 — Motorola, Inc. (NYSE: MOT) today announced the Company is targeting the first quarter of 2011 for its planned separation.  Motorola intends to separate into two independent, publicly traded companies. One will include the Company’s Mobile Devices and Home businesses, and the other will include its Enterprise Mobility Solutions and Networks businesses.

Dr. Sanjay Jha, co-chief executive officer of Motorola, Inc., will serve as chief executive officer of Motorola’s Mobile Devices and Home businesses effective immediately.  This business will offer a comprehensive portfolio of mobile converged devices, digital entertainment devices in the home, and end-to-end video, voice and data solutions.  Working with network operator partners, the company will also enable more advanced personalized services that leverage the capability of expanding wireless and wireline broadband availability.

Dr. Jha said, “The combination of Mobile Devices and our Home business brings together two highly complementary and innovative organizations. Together we will be best positioned to lead in the convergence of mobility, media, and the Internet.  Our expanding portfolio of smartphones and end-to-end video content delivery capabilities will enable us to provide advanced mobile media solutions and multi-screen experiences for our customers.”

Greg Brown, co-chief executive officer of Motorola, Inc., will serve as chief executive officer of Motorola’s Enterprise Mobility Solutions and Networks businesses effective immediately. This business will offer a comprehensive end-to-end portfolio of products and solutions, including rugged two-way radios, mobile computers, secure public safety systems, scanning, RFID, and wireless network infrastructure.

Mr. Brown said, “We are the leading mission- and business-critical technology solutions provider with a commitment to innovation.  As an independent company, we will continue to build on our long-standing tradition of strong customer relationships, leading-edge product development, quality, thought leadership, and solid financial performance.”

“The board of directors supports the planned separation of Motorola into two industry-leading public companies,” said David Dorman, chairman of Motorola’s Board of Directors.  “We believe this structure provides significant operational and strategic flexibility for both companies, positions them for future success, and enhances long-term shareholder value.”

Completing the Separation

Motorola intends to effect the separation through a tax-free stock dividend of shares in the new company to Motorola shareholders.  Following the separation both businesses will be well capitalized so the companies can execute their respective business plans and be able to address future opportunities.  Motorola expects that, post-separation, the Enterprise Mobility and Networks business will be capitalized in a manner that will achieve an investment grade rating and will be the entity responsible for Motorola’s existing public market debt at the time of separation.

Following the separation event both entities will use the Motorola brand. The Mobile Devices and Home business is expected to own the Motorola brand and license it royalty free to the Enterprise Mobility Solutions and Networks business. Additional details regarding brand, capital structure and which entity will be distributed will be provided in the future as we progress with our plans.

The proposed tax-free spin-off is expected to be accomplished through a pro rata distribution to Motorola shareholders.  Completion of the spin-off is subject to a number of conditions, including, among others, confirmation of the tax-free nature of the transaction, as well as effectiveness of a Form 10 Registration Statement to be filed with the U.S. Securities and Exchange Commission (“SEC”).  Motorola will distribute an information statement to shareholders following completion of the SEC’s review of the Form 10.

The Company noted that there can be no assurance that any separation transaction will ultimately occur or, if one does occur, there can be no assurances as to its terms or timing.

About Motorola

Motorola is known around the world for innovation in communications and focused on advancing the way the world connects.  From broadband communications infrastructure, enterprise mobility and public safety solutions to high-definition video and mobile devices, Motorola is leading the next wave of innovations that enable people, enterprises and governments to be more connected and more mobile.  Motorola (NYSE: MOT) had sales of US $22 billion in 2009. For more information, please visit www.motorola.com.

Conference Call and Webcast

Motorola will host a conference call today February 11, 2010 beginning at 5:00 p.m. Eastern Time (USA) to discuss today’s announcement.  The conference call will be webcast live at www.motorola.com/investor.

Business Risks

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to statements about: the separation of the Company into two independent publicly-traded companies, the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the companies, future strategic plans and other possible actions related to the Company’s businesses.  Motorola cautions the reader that the risk factors below, as well as those on pages 18 through 30 in Item 1A of Motorola’s 2008 Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission (SEC), could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements.  Factors that may impact forward-looking statements include, but are not limited to: (1) market conditions in general and those applicable to possible alternatives for the businesses; (2) tax and regulatory matters;  (3) possible negative effects on the Company’s business operations, financial performance or assets as a result of its plan to separate into two independent, publicly-traded companies; (4) the economic outlook for the telecommunications and broadband industries; (5) the Company’s ability to improve financial performance in its Mobile Devices business; (6) the level of demand for the Company’s products, particularly in light of global economic conditions which may lead consumers, businesses and governments to defer purchases in response to tighter credit and negative financial news; (7) the Company’s ability to introduce new products and technologies in a timely manner; (8) unexpected negative consequences from the Company’s restructuring and cost reduction activities, including as a result of significant restructuring at the Mobile Devices business; (9) negative impact on the Company’s business from the global financial crisis, which may include: (i) the inability of customers to obtain financing for purchases of the Company’s products; (ii) the viability of the Company’s suppliers that may no longer have access to necessary financing; (iii) reduced value of investments held by the Company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the Company’s debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the Company’s financial position; (vi) difficulties or increased costs for the Company in obtaining financing; and (vii) the inability of the Company to sell accounts receivable and long-term receivables in volumes and on terms comparable to historical practices; and (10) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; and  (11) the impact of changes in governmental policies, laws or regulations. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Media Contact:

Jennifer Erickson

Motorola, Inc.

+1-847-435-5320

jennifer.erickson@motorola.com

Investor Relations Contact:

Dean Lindroth

Motorola, Inc.

+1-847-576-6899

dean.lindroth@motorola.com

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